CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Investment Funds:

We consent to the use of our report dated September 14, 2012, incorporated in this Registration Statement by reference, to the Putnam Research Fund, a series of Putnam Investment Funds, and to the references to our firm under the captions Financial Highlights in the prospectuses and Independent Registered Public Accounting Firm and Financial Statements in the Statements of Additional Information.

/s/KPMG LLP

Boston, Massachusetts
November 26, 2012